INDEX OF ATTACHMENTS

ITEM 77

SUB-ITEM 77Q1	New or Amended Contracts:
Exhibit A: Amended and Restated Transfer Agency and Service Agreement dated July 1, 2011
Exhibit B: Amendment to Amended and Restated Advisory Agreement dated September 26, 2011 between John Hancock Funds II and John Hancock Investment Management Services, LLC

Exhibit C: Amendment to Subadvisory Agreement dated September 26, 2011 between John Hancock Investment Management, LLC and John Hancock Asset Management a division of Manulife Asset Management (US) LLC

Exhibit D: Service Plan for Class R2 shares dated December 16, 2011
Exhibit E: Distribution Plan pursuant to Rule 12b-1 for Class R2 shares dated December 16, 2011
Exhibit F: Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 as amended December 16, 2011
Exhibit G: Amendment to Amended and Restated Advisory Agreement dated December 16, 2011 between John Hancock Funds II and John Hancock Investment Management Services, LLC
Exhibit H: Subadvisory Agreement dated December 16, 2011 between John Hancock Investment Management, LLC and Standard Life Investments (Corporate Funds) Limited.